Exhibit 10.3

PURCHASE AGREEMENT

This Purchase Agreement (the “Agreement”), dated as of October         , 2015, is by and between EXCO Resources, Inc., a Texas corporation (the “Company”), and each of the other undersigned parties hereto (each, a “Seller” and, collectively, the “Sellers”). The Company and the Sellers are referred to herein as the “Parties” and each a “Party.”

WHEREAS, the Sellers are, collectively, the direct, or indirect through their subsidiaries and affiliated funds, holders of $              in aggregate principal amount of the Company’s 7.500% Senior Notes due 2018 (the “2018 Notes”), issued pursuant to the Indenture dated as of September 15, 2010 (the “Base Indenture”), among the Company, the subsidiary guarantors named therein, and Wilmington Trust Company, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of September 15, 2010, among the Company, the subsidiary guarantors named therein, and Trustee, and as further supplemented from time to time (collectively, the “2018 Notes Indenture”), and $              in aggregate principal amount of the Company’s 8.500% Senior Notes due 2022 (the “2022 Notes” and together with the 2018 Notes, “Notes”); issued pursuant to the Base Indenture, as supplemented by the Third Supplemental Indenture dated as of April 16, 2014, by and among the Company, the subsidiary guarantors named therein, and the Trustee, and as further supplemented from time to time (collectively, the “2022 Notes Indenture”);

WHEREAS, concurrently with the settlement of the purchase and sale of the Notes described on Annex I hereof, the Company will enter into a senior secured second lien term loan agreement (the “Term Loan Agreement”; capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Term Loan Agreement) with Wilmington Trust, National Association, as administrative agent, and one or more lenders, including the Sellers or their affiliate or affiliates (in such capacity, collectively, the “Affiliate Lender”); and

WHEREAS, the Company desires to purchase, and the Sellers desire to sell, the Notes described on Annex I hereof to the Company;

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Purchase and Sale.

(a) On the terms and subject to the conditions set forth herein, each Seller hereby agrees to sell to the Company, and the Company hereby agrees to purchase from each Seller, the aggregate principal amount of Notes specified on Annex I (collectively, the “Purchased Notes”), at a purchase price equal to the sum of (i) the purchase price specified on Annex I (such aggregate amount, the “Purchase Price”), plus (ii) unpaid and accrued interest on the Purchased Notes from the immediately preceding Interest Payment Date (as defined in the 2018 Notes Indenture and the 2022 Notes Indenture, as applicable) to, but not including, the Closing Date, payable in accordance with the terms of the 2018 Notes Indenture and the 2022 Notes Indenture, as applicable. The obligations of the Sellers under this Agreement are several (and not joint), and no Seller shall be responsible for any other Seller’s failure to perform its obligations hereunder.

(b) For the convenience of the Parties, each of the Company and the Sellers agree that the funding of the Affiliate Lender’s Loans shall be deemed to occur on the Closing Date and the deemed delivery of the proceeds of the Affiliate Lender’s Loans under the Term Loan Agreement to the Sellers shall satisfy the Company’s obligation to pay the Purchase Price hereunder. Further, the accrued but unpaid interest on the Purchased Notes from the immediately preceding Interest Payment Date to, but not including, the Closing Date (as defined below) shall be paid by the Trustee at the direction of the Company on the Closing Date in cash by wire transfer of immediately available funds to the respective accounts of the Sellers referenced on Annex II (the “Accrued Interest”). Finally, the Company, as the issuer of the Notes, shall direct the Trustee to cancel the Purchased Notes concurrently with the Closing, in accordance with the terms of the 2018 Notes Indenture and the 2022 Notes Indenture, as applicable. The Parties acknowledge and agree that (i) the deemed making by the Affiliate Lender of its Loans under the Term Loan Agreement, (ii) the deemed delivery by the Affiliate Lender of the proceeds of its Loans under the Term Loan Agreement to the Sellers in accordance with the first sentence of this Section 1(b) hereof, (iii) the sale by the Sellers to the Company of the Purchased Notes, (iv) the purchase by the Company from the Sellers of the Purchased Notes and (v) the cancellation by the Trustee of the Purchased Notes in accordance with the third sentence of this Section 1(b) will, in each case, occur concurrently.

2. Closing. The closing of the purchase and sale of the Purchased Notes (the “Closing”) will take place on the business day on which the Effective Time (as defined below) occurs (such business day, the “Effective Date”) or such date and time after the Effective Date as shall be mutually agreed to by the Parties (the “Closing Date”); provided that, in any event, unless otherwise agreed by the Parties the Closing Date will not be sooner than the date that is five trading days following the date of this Agreement. The Closing will take place at the offices of the Company or such other place as shall be mutually agreed to by the Parties. Each Seller’s obligations under this Agreement shall terminate on the date that is ten trading days following the date of this Agreement (or such later date as may be agreed in writing by all Sellers).

3. Representations and Warranties and Covenants of Sellers. Each Seller represents and warrants, and covenants, as applicable, as of the date hereof and as of the Effective Time to the Company:

(a) Such Seller is the owner (or, as of the Effective Date, will be the owner) of the Purchased Notes, and as of the Effective Time such Purchased Notes will not be sold, pledged, assigned or hypothecated to any other person. Such Seller has good and valid beneficial title to the Notes, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto, except for liens or encumbrances which will be released on or prior to the Effective Time.

(b) Such Seller (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority, and the legal right, to make, deliver and perform this Agreement and (iii) has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement.

(c) This Agreement (i) has been duly executed and delivered on behalf of such Seller and (ii) constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally.

(d) Such Seller has had the opportunity to review the Company’s filings with the Securities and Exchange Commission and has had the opportunity to ask questions of the Company and its representatives and to obtain information from representatives of the Company as necessary to evaluate the merits and risks of the transaction contemplated by this Agreement. Such Seller is knowledgeable, sophisticated and experienced in business and financial matters and is able to bear the economic risk involved with the transaction contemplated by this Agreement.

(e) The execution, delivery and performance of this Agreement by such Seller will not result in a violation by such Seller of any requirement of law or any contractual obligation of such Seller and will not result in, or require, the creation or imposition of any lien on any of its properties or revenues pursuant to any requirement of law or any such contractual obligation.

4. Representations and Warranties of the Company. The Company represents and warrants as of the date hereof and as of the Effective Time to each Seller:

(a) The Company (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority, and the legal right, to make, deliver and perform this Agreement and (iii) has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement.

(b) This Agreement (i) has been duly executed and delivered on behalf of the Company and (ii) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally.

(c) The execution, delivery and performance of this Agreement by the Company will not result in a violation by the Company of any requirement of law or any contractual obligation of the Company and will not result in, or require, the creation or imposition of any lien on any of its properties or revenues pursuant to any requirement of law or any such contractual obligation.

5. Conditions Precedent. The effectiveness of this Agreement and the obligations of the Company to purchase and the Sellers to sell the Purchased Notes is subject to the satisfaction of the following conditions precedent (the date and time of satisfaction of such conditions precedent, the “Effective Time”):

(a) Each Party shall have received this Agreement duly executed and delivered by each other Party;

(b) Each of the representations and warranties of each Party set forth herein are true and accurate as of the date hereof and as of the Effective Time;

(c) The Affiliate Lender shall have executed the Term Loan Agreement as a lender thereunder, with a commitment to lend an amount thereunder equal to the Purchase Price (but, for the avoidance of doubt, exclusive of the amounts required to pay the Accrued Interest on the Purchased Notes);

(d) All of the conditions to the closing and the making of Loans under the Term Loan Agreement, other than the contemporaneous consummation of the purchase of the Purchased Notes pursuant hereto, shall have been satisfied or waived by the Administrative Agent or Lenders, as applicable;

(e) Concurrently with the Closing, the Company shall have directed the Administrative Agent and the Affiliate Lender to deliver the deemed proceeds of the Affiliate Lender’s Loans under the Term Loan Agreement as contemplated in Section 1(b) hereof; and

(f) The Sellers shall have delivered to the Company all necessary certificates, instruments and other documents required by the Trustee in order to cancel the Purchased Notes in accordance with the procedures of DTC and pursuant to the terms of the 2018 Notes Indenture and the 2022 Notes Indenture, as applicable.

6. Release of Claims; Indemnification.

(a) Effective on the Effective Time, each Party, on behalf of itself and its respective successors and assigns, affiliates, members, directors, managers, officers, employees, agents and representatives (collectively, the “Releasing Parties”) shall, and hereby does, except as provided herein, release, acquit, waive and forever discharge each other Party and such Party’s affiliates and its and their respective current and former principals, officers, directors, managers, employees, agents, attorneys, successors, assigns, indemnitees and representatives of any kind (collectively, the “Released Parties”), from and against (i) any and all liability from all claims, judgments, demands, liens, actions, administrative proceedings, and causes of action of every kind and nature, whether derivative or otherwise (including, without limitation, any claims or counterclaims), asserted by any Releasing Party, in each case, to the extent and solely to the extent arising out of the Purchased Notes (collectively, “Claims”), and (ii) from all damages, injuries, contributions, indemnities, compensation, obligations, costs, attorney’s fees and expenses of every kind and nature whatsoever, whether known or unknown, fixed or contingent, whether in law or in equity, whether sounding in tort or in contract and whether or not asserted (collectively, “Damages”), arising out of such Claims, insofar as such Claims or Damages arise out of the actions or omissions of any Released Party, whether or not relating to liabilities, Claims or Damages pending on, or asserted after, the date hereof. For the avoidance of doubt, the direct or indirect limited partners or members of any Party or any of its members shall not be deemed to be Releasing Parties for purposes of this Section 6. Notwithstanding the foregoing, the Claims and/or Damages released hereby shall not include (i) any Claims and/or

Damages arising as a direct or indirect result of the fraud of any Released Party, (ii) any rights to indemnity or reimbursement under the 2018 Notes Indenture or the 2022 Notes Indenture which relate to the period prior to the Effective Time or (iii) any Claims and/or Damages related to any indebtedness of the Company other than the Purchased Notes.

(b) The release of Released Parties contained herein is a final release, even if there may exist a mistake on the part of any Releasing Party as to the extent and nature of the claims, injuries, and damages of the Releasing Parties against the Released Parties; provided that for the avoidance of doubt such release shall be of no further force or effect in the event the transactions contemplated hereby are not consummated.

(c) Each Party agrees that this Agreement may be pleaded as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of this Agreement by it or any other Releasing Party.

(d) Each Party expressly agrees that this Agreement shall apply to all unknown and any unanticipated injuries and damages of any Releasing Party, as well as those now known by any Releasing Party, arising out of or in connection with the actions or omissions of any Released Parties related to the Claims prior to the date hereof, and expressly waives any applicable state law that may hold to the contrary.

(e) Notwithstanding anything to the contrary contained in this Section 6, nothing in this Section 6 shall limit or otherwise affect any of the provisions of the Term Loan Agreement or any of the other Loan Documents (as defined in the Term Loan Agreement), or any of the rights of the Affiliate Lender thereunder.

7. Counterparts. This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN (IN EACH CASE, WHETHER FOR CLAIMS SOUNDING IN CONTRACT OR IN TORT).

11. Entire Agreement. This Agreement in combination with the Term Loan Agreement represents the entire agreement of the Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Parties relative to the subject matter hereof not expressly set forth or referred to herein or in this Agreement.

12. Further Assurances. Each of the Parties shall execute, acknowledge, deliver or cause to be executed, acknowledged or delivered, all further documents as shall be reasonably necessary or convenient to carry out the provisions of this Agreement.

13. Amendments in Writing. This Agreement may only be amended or modified if such amendment, modification or waiver is in writing and signed by all Parties. No waiver of any breach of this Agreement shall be construed as an implied amendment or agreement to amend or modify any provision of this Agreement.

14. Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

EXCO RESOURCES, INC.

By:
Name:
Title:

[Signature Page to EXCO Resources Purchase Agreement]

Seller:

[name]

By:
Name:
Title:

[Signature Page to EXCO Resources Purchase Agreement]

Annex I

Purchased Notes

Annex II

Account Information